                                                                  EXHIBIT 1.01




                         2,400,000 PREFERRED SECURITIES

                            SOUTHWEST GAS CAPITAL I
                          (A DELAWARE BUSINESS TRUST)

          9.125% TRUST ORIGINATED PREFERRED SECURITIES  ("TOPRS"(SM))
               (LIQUIDATION AMOUNT OF $25 PER PREFERRED SECURITY)


                             UNDERWRITING AGREEMENT


                                                                October 26, 1995


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
DEAN WITTER REYNOLDS INC.
PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
c/o      MERRILL LYNCH & CO.
         MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
         Merrill Lynch World Headquarters
         North Tower
         World Financial Center
         New York, New York 10281

Ladies and Gentlemen:

                 Southwest Gas Capital I (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Title 12, Chapter 38 of the Delaware Code, 12 Del. C Section 3801 et seq.) and Southwest Gas Corporation, a California corporation (the "Company" and, together with the Trust, the "Offerors") confirm their agreement (the "Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Dean Witter Reynolds Inc., PaineWebber Incorporated and Smith Barney Inc. (collectively, the "Underwriters", which term shall also include any underwriter substituted as





__________________________________

(SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

hereinafter provided in Section 10 hereof) with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of 9.125% Trust Originated Preferred Securities (liquidation amount of $25 per preferred security) of the Trust set forth in Schedule A hereto (the "Preferred Securities") except as may otherwise be provided in the Pricing Agreement, as hereinafter defined. The Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation and redemption (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement"), dated as of October 31, 1995, between the Company and Harris Trust and Savings Bank, as guarantee trustee (the "Guarantee Trustee"), and entitled to the benefits of certain backup undertakings described in the Prospectus (as defined herein) with respect to the Company's agreement pursuant to the Supplemental Indenture (as defined herein) to pay all expenses relating to administration of the Trust (the "Undertakings"). The Preferred Securities and the related Preferred Securities Guarantee are referred to herein as the "Securities".

                 Prior to the purchase and public offering of the Preferred Securities by the several Underwriters, the Offerors and the Underwriters shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Offerors and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Preferred Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

                 The Company has filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-3 (File No. 33-55621) (the "1994 Registration Statement") under the 1933 Act for the offering from time to time of its debt securities, preferred stock and/or common stock, having an aggregate offering price of $300,000,000 and the 1994 Registration Statement has become effective. While an aggregate offering price of $270,112,800 of such debt securities, preferred stock and/or common stock remained unsold, the Offerors (a) filed with the Commission a registration statement on Form S-3 (No. 33-62143) for the registration under the 1933 Act of up to $270,400,000 aggregate offering price of securities, including (i) the Preferred Securities, (ii) the Preferred Securities Guarantee and the Undertakings, and (iii) up to $270,400,000 aggregate principal amount of Subordinated Deferrable Interest Notes (the "Subordinated Debt Securities") to be issued and sold to the Trust by the Company, (b) have filed such amendments thereto, if any, as may have been required to the date hereof, and
(c) will file such additional amendments thereto as may hereafter be required. Such registration statement (as amended, if applicable) and the combined prospectus constituting a part thereof (including, in each case, all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as supplemented by a Prospectus Supplement, dated October 26, 1995, relating to the Preferred Securities, the Preferred Securities Guarantee and the Subordinated Debt Securities, and as from time to time further amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or

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
otherwise are hereinafter referred to as the "1995 Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Underwriters by the Offerors for use in connection with the offering of the Preferred Securities, which differs from the Prospectus on file at the Commission at the time the 1995 Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Offerors pursuant to Rule 424(b) of the 1933 Act Regulations) (each, a "Revised Prospectus"), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the 1994 Registration Statement, the 1995 Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the 1994 Registration Statement, the 1995 Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the 1994 Registration Statement, the 1995 Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is or is deemed to be incorporated by reference in the 1994 Registration Statement, the 1995 Registration Statement or the Prospectus, as the case may be, after the time of execution of this Agreement.

                 The Offerors understand that the Underwriters propose to make a public offering of the Preferred Securities as soon as the Underwriters deem advisable after the Pricing Agreement has been executed and delivered, and the Declaration (as defined herein), the Indenture (as defined herein), and the Preferred Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation and redemption (the "Common Securities Guarantee" and, together with the Preferred Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), dated as of October 31, 1995, by the Company for the benefit of the holder of the Common Securities and will be used by the Trust to purchase the Subordinated Debt Securities issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, dated as of October 26, 1995 (the "Declaration"), among the Company, as Sponsor, the trustees named therein (the "Trustees"), including Harris Trust and Savings Bank, as property trustee under the Declaration (the "Property Trustee"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debt Securities will be issued pursuant to an indenture, dated as of October 31, 1995 (the "Base Indenture"), between the Company and Harris Trust and Savings Bank, as indenture trustee (the "Indenture Trustee"), and a supplement to the Base Indenture, dated as of October 31, 1995 (the "Supplemental Indenture," and together with the Base Indenture and any other amendments or supplements thereto, the "Indenture"), between the Company and the Indenture Trustee.





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                 Section 1.  Representations and Warranties.  The Offerors
jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

                                  (a)      At the time the 1994 Registration
         Statement became effective, at the time the 1995 Registration Statement became effective and at the Representation Date, the 1994 Registration Statement and the 1995 Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus that has been provided to the Underwriters by the Trust for use in connection with the offering of the Preferred Securities and that differs from the Prospectus on file at the Commission at the time the 1995 Registration Statement becomes effective, in which case, at the time it is first provided to the Underwriters for such use) and at the Closing Time, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the 1994 Registration Statement, 1995 Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Offerors in writing by any Underwriter expressly for use in the 1994 Registration Statement, the 1995 Registration Statement or Prospectus.

                                  (b)      The documents incorporated or deemed
         to be incorporated by reference in the 1994 Registration Statement, 1995 Registration Statement or Prospectus, at the time they were or (to the extent deemed to be incorporated by reference in the Prospectus) hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), as applicable, and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                  (c)      Arthur Andersen LLP, the accountants
         who certified the financial statements and supporting schedules included or incorporated by reference in the 1994 Registration Statement and the 1995 Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                                  (d)      The financial statements included in
         the 1994 Registration Statement, the 1995 Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise specified in the notes thereto); the Company's ratios of earnings to fixed charges included in the Prospectus under the caption "Ratios of Earnings to Fixed Charges" and in Exhibit 12 to each of the 1994 Registration Statement and the 1995 Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission and the supporting schedules included in the 1994 Registration Statement and the 1995 Registration Statement present fairly the information required to be stated therein; and the other financial and statistical information and data included or incorporated by reference in the 1994 Registration Statement, the 1995 Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its consolidated subsidiaries.

                                  (e)      Each of the Offerors meets, and at
         the respective times of commencement and consummation of the offering of the Securities will meet, the registrant requirements for use of Form S-3 and Rule 415 under the 1933 Act and the 1933 Act Regulations.

                                  (f)      Since the respective dates as of
         which information is given in the 1994 Registration Statement, the 1995 Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as defined herein), taken as a whole (a "Material Adverse Effect") or of the Trust, whether or not arising in the ordinary course of business, and
         (B) neither the Company, any of the Subsidiaries nor the Trust has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Trust or the Company and the Subsidiaries taken as a whole.

                                  (g)      The Company is a corporation duly
         organized and validly existing in good standing under the laws of the State of California with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the 1994 Registration Statement, 1995 Registration Statement and Prospectus, to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Declaration, the Indenture and each of the Guarantees and to purchase, own, and hold the Common Securities issued by the Trust; and the Company is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect.

                                  (h)      All the outstanding shares of
         capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights.





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                                  (i)      All the Company's subsidiaries are
         listed in an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (the "Form 10-K"), which is incorporated by reference into the Prospectus. Except for The Southwest Companies and its wholly owned subsidiary, PriMerit Bank, none of the Company's subsidiaries are "significant subsidiaries" as defined in Regulation S-X promulgated by the Commission.

                                  (j)      PriMerit Bank has been duly formed
         and is validly existing as a federal savings bank duly chartered and in good standing under the laws of the United States. All the outstanding shares of capital stock of PriMerit Bank have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by The Southwest Companies directly, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance. The Southwest Companies and Paiute Pipeline Company ("Paiute" and, together with The Southwest Companies and PriMerit Bank, the "Subsidiaries") are corporations duly organized, validly existing and in good standing in their respective jurisdictions of incorporation, with full corporate power and authority to own their respective assets. All of the outstanding shares of capital stock of The Southwest Companies and Paiute have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance.

                                  (k)      The Trust has been duly created and
         is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the 1995 Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Preferred Securities, the Common Securities and the Declaration and is not required to be authorized to do business in any other jurisdiction; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is not and will not be classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

                                  (l)      The Common Securities have been duly
         authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the 1995 Registration Statement and Prospectus, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                                  (m)      This Agreement has been, and at the
         Closing Time, the Pricing Agreement will have been, duly authorized, executed and delivered by each of the Offerors.





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                                  (n)      The Declaration has been duly
         authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee (as defined in the Declaration), the Declaration will, at the Closing Time, be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles (the "Bankruptcy Exceptions") and will conform to all statements relating thereto in the Prospectus; and at the Closing Time, the Declaration will have been duly qualified under the 1939 Act.

                                  (o)      Each of (i) the Common Securities
         Guarantee Agreement and (ii) the Preferred Securities Guarantee Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent enforcement thereof may be limited by the Bankruptcy Exceptions) and the Guarantees and the Guarantee Agreements will conform to all statements relating thereto contained in the Prospectus; and, at the Closing Time, the Preferred Securities Guarantee Agreement will have been duly qualified under the 1939 Act.

                                  (p)      The Preferred Securities have been
         duly authorized by the Declaration and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and non-assessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Declaration and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; holders of Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit.

                                  (q)      The Indenture has been duly
         authorized by the Company and, when validly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Indenture will conform to all statements relating thereto contained in the Prospectus; and, at the Closing Time, the Indenture will have been duly qualified under the 1939 Act.

                                  (r)      The Subordinated Debt Securities
         have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (except to the extent enforcement thereof may be limited by the Bankruptcy





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         Exceptions), will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform to all statements relating thereto contained in the Prospectus.

                                  (s)      The Company's obligations under the
         Preferred Securities Guarantee and the Common Securities Guarantee are subordinate and junior in right of payment to all liabilities of the Company and are pari passu with the most senior preferred stock issued by the Company.

                                  (t)      The Subordinated Debt Securities are
         subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Company.

                                  (u)      George C. Biehl and Jeffrey W. Shaw,
         as Trustees of the Trust (the "Regular Trustees"), are employees of the Company and have been duly authorized by the Company to execute and deliver the Declaration; the Declaration has been duly executed and delivered by the Regular Trustees and is a valid and binding obligation of each Regular Trustee.

                                  (v)      None of the Offerors is an
         "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                                  (w)      Neither the Company nor any of the
         Subsidiaries is in violation of its articles of incorporation or charter or by-laws; the Trust is not in violation of the Declaration or its Certificate of Trust filed with the State of Delaware on August 17, 1995 (the "Certificate of Trust"); to the best knowledge of the Offerors after due inquiry, none of the Company, any of the Subsidiaries or the Trust is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, any of the Subsidiaries or the Trust the violation of which would reasonably be expected to have a Material Adverse Effect or of any decree of any court or governmental agency or body having jurisdiction over the Company, any of the Subsidiaries or the Trust, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company, any of the Subsidiaries or the Trust is a party or by which any of them or any of their respective properties may be bound. The execution, delivery and performance of this Agreement, the Pricing Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Subordinated Debt Securities, the Guarantee Agreements and the Guarantees and the consummation of the transactions contemplated herein and therein and compliance by the Offerors with their respective obligations hereunder and thereunder have been duly and validly authorized by all necessary action (corporate or otherwise) on the part of the Offerors and do not and will not result in any violation of the articles of incorporation or charter or by-laws of the Company or any of the Subsidiaries, or the Declaration or Certificate of Trust and do not and will not conflict with or do not and will not constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company, any of the Subsidiaries or the Trust is a party or by Subsidiaries or the Trust is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company, any of the Subsidiaries or the Trust or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of the Subsidiaries or the Trust pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                           (x)    There are no legal or governmental
         proceedings pending or, to the best knowledge of the Company or the Trust after due inquiry, threatened, against the Company, any of the Subsidiaries or the Trust, or to which the Company, any of the Subsidiaries or the Trust is subject, or to which any of their respective properties is subject, that are required to be described in the 1994 Registration Statement, the 1995 Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the 1994 Registration Statement, the 1995 Registration Statement or the Prospectus or to be filed as an exhibit to the 1994 Registration Statement or the 1995 Registration Statement that are not described or filed as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

                          (y) No authorization, approval, consent or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is necessary in connection with the issuance and sale of the Common Securities or the offering, issuance and sale of the Preferred Securities, the Subordinated Debt Securities or the Guarantees hereunder, except (i) such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or state securities laws and the qualification of the Declaration, the Indenture and the Preferred Securities Guarantee under the 1939 Act,
         (ii) the authorizations of the California Public Utilities Commission issued June 5, 1991, May 8, 1992, February 3, 1993 and August 11, 1995 (which authorizations are, to the best knowledge of the Company, not the subject of any pending or threatened application for rehearing or petition for modification) and (iii) the opinion and order, dated May 18, 1983, and the limited waiver, dated August 8, 1995, of the Arizona Corporation Commission (which order and waiver are final and not subject to appeal), all of which have been or will be effected in accordance with this Agreement.

                                  (z)      Each of the Company and the
         Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, except where the failure to fulfill or perform any such obligation would not reasonably be expected to have a Material Adverse Effect; each of the Trust, the Company and the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits, except where the failure to fulfill or perform any such obligation would not reasonably be expected to have a Material Adverse Effect; and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any material permits or results or would result in any other material impairment of the rights of the holder of any such material permits, subject in each case to such qualifications as may be set forth in the Prospectus.

                                  (aa)     The Offerors have not taken,
         directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Preferred Securities.

                                  (ab)     Neither the Company nor any of its
         Subsidiaries is currently subject to regulation under the Public Utility Holding Company Act of 1935, as amended.

                                  (ac)     No holder of any outstanding
         security of the Company has any right to require registration of such security because of the filing of the 1995 Registration Statement or consummation of the transactions contemplated by this Agreement.

                 Section 2.  Sale and Delivery to Underwriters; Closing.

                 (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price of $25 per Preferred Security and at an annual distribution rate per Preferred Security set forth in the Pricing Agreement, the number of Preferred Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Preferred Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                 In the event that the annual distribution rate has not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Offerors and the Underwriters. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the entire proceeds of the sale of the Preferred Securities (together with the entire proceeds from the sale by the Trust to the Company of the Common Securities) will be used to purchase the Subordinated Debt Securities of the Company, the Company hereby agrees to pay at the Closing Time (as defined below) to Merrill Lynch, for the accounts of the several Underwriters, a commission per Preferred Security determined by agreement between the Underwriters and the Company for the Preferred Securities to be delivered by the Trust hereunder at the Closing Time. The commission, when so determined, shall be set forth in the Pricing Agreement.

                          (b)     Payment of the purchase price for, and
delivery of certificates for, the Preferred Securities shall be made at the office of O'Melveny & Myers or at such other place as shall be agreed upon by the Underwriters and the Trust, at 10:00 A.M. New York time on the third business day (unless postponed in accordance with the provisions of Section 10) after execution of the Pricing Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Offerors (such time and date of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Trust by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Trust to an account designated by the Trust, against delivery to the Underwriters of certificates for the Preferred Securities to be purchased by them. Certificates for the Preferred Securities shall be in such denominations and registered in such names as the Underwriters shall request not later than two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Preferred Securities which it has agreed to purchase. Merrill Lynch may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities to be purchased by any Underwriter whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

                 The certificates evidencing the Preferred Securities shall be delivered to the Underwriters, through the facilities of The Depository Trust Company for the account of the Underwriters with any transfer taxes payable in connection with the transfer of the Preferred Securities duly paid, against payment of the purchase price therefor.

                 At the Closing Time or the relevant Date of Delivery, as the case may be, the Company will pay, or cause to be paid, the commission payable at such time to the Underwriters under Section 2 hereof by certified or official bank check or checks payable to Merrill Lynch in New York Clearing House funds or other similar next day funds.

                 Section 3. Covenants of the Offerors. Each of the Offerors jointly and severally covenant with each Underwriter as follows:

                          (a)     The Offerors will advise the Underwriters
promptly and, if requested by the Underwriters, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the 1994 Registration Statement, the 1995 Registration Statement or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the 1994 Registration Statement, the 1995 Registration Statement or of the suspension of qualification of the Preferred Securities for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in the first sentence of subsection (d) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the 1994 Registration Statement, the 1995 Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the 1994 Registration Statement, the 1995 Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the 1933 Act or the 1933 Act Regulations to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the 1933 Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the 1994 Registration Statement or the 1995

Registration Statement, the Offerors will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                          (b)     During such period as a prospectus is
required by the 1933 Act to be delivered in connection with sales by any Underwriter or dealer, the Offerors will give the Underwriters notice of their intention to file or prepare (i) any amendment to the 1994 Registration Statement or the 1995 Registration Statement (including any post-effective amendment), (ii) any amendment or supplement to the Prospectus (including any revised prospectus which the Offerors propose for use by the Underwriters in connection with the offering of the Preferred Securities which differs from the prospectus on file at the Commission at the time the 1995 Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), or (iii) any document that would as a result thereof be incorporated by reference in the Prospectus whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such amendment, supplement or other document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment, supplement or other document or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object.

                          (c)     The Offerors will furnish to you, without
charge (i) four copies of the 1994 Registration Statement and the 1995 Registration Statement certified by an officer of the Company to be in the form originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the 1994 Registration Statement and the 1995 Registration Statement, (ii) such number of conformed copies of the 1994 Registration Statement and the 1995 Registration Statement as originally filed and of each amendment thereto, but without exhibits, as the Underwriters may reasonably request, (iii) such number of copies of the documents incorporated or deemed to be incorporated by reference therein, without exhibits, as the Underwriters may reasonably request, and (iv) one copy of the exhibits to the documents incorporated or deemed to be incorporated by reference therein.

                          (d)     As soon after the execution and delivery of
this Agreement as possible and thereafter from time to time for such period as the Prospectus is required by the 1933 Act or the 1933 Act Regulations to be delivered in connection with sales by any Underwriter or dealer, the Offerors will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Underwriters may request. The Offerors consent to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the 1933 Act, the 1933 Act Regulations and with the securities or Blue Sky laws of the jurisdictions in which the Preferred Securities are offered by the several Underwriters and by all dealers to whom the Preferred Securities may be sold, both in connection with the offering and sale of the Preferred Securities and for such period of time thereafter as the Prospectus is required by the 1933 Act or the 1933 Act Regulations to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the 1934 Act or the

1934 Act Regulations any document which, upon filing, will be incorporated or deemed to be incorporated by reference therein) in order to comply with the 1933 Act, the 1933 Act Regulations or any other law, the Offerors will forthwith prepare and, subject to the provisions of paragraph (b) above, file with the Commission an appropriate supplement or amendment or document which, upon filing, will be incorporated or deemed to be incorporated by reference therein, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Offerors and the Underwriters agree that the Prospectus should be amended or supplemented, the Offerors, if requested by the Underwriters, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                          (e)     The Offerors will cooperate with the
Underwriters and with counsel for the Underwriters in connection with the registration or qualification of the Preferred Securities and Subordinated Debt Securities for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification, provided that in no event shall the Offerors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Preferred Securities and the Subordinated Debt Securities, in any jurisdiction where it is not now so subject.

                          (f)     The Company will, on behalf of the Trust,
make generally available to the Trust's security holders as soon as practicable but not later than 45 days (unless such period corresponds to the Company's fiscal year, in which case 90 days) after the close of the period covered thereby, an earning statement of the Company (in form complying with the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the 1995 Registration Statement.

                          (g)     The Offerors will use their best efforts to
have the Preferred Securities listed, subject to notice of issuance, on the New York Stock Exchange on or before the Closing Time; if the Preferred Securities are exchanged for Subordinated Debt Securities, the Company will use its best efforts to have the Subordinated Debt Securities listed on the exchange on which the Preferred Securities were then listed.

                          (h)     During a period of 90 days from the date of
the Pricing Agreement, neither the Trust nor the Company will, without the Underwriters' prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into exchangeable into or exercisable for Preferred Securities or any equity securities substantially similar to the Preferred Securities (except for Preferred Securities issued pursuant to this Agreement).

                          (i)     The Offerors will apply the net proceeds from
the sale of the Preferred Securities substantially in accordance with the description set forth in the Prospectus under "Use of Proceeds."

                          (j)     Except as stated in the Prospectus, the
Offerors will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or maintenance of the price of the Preferred Securities.

                          (k)     The Offerors will use their best efforts to
have their registration statement on Form 8-A declared effective under the 1934 Act within 31 days of the effectiveness of the 1995 Registration Statement.

                 Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of each Offeror's obligations under this Agreement, including, but not limited to, (i) the printing and filing of the 1994 Registration Statement and the 1995 Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Preferred Securities to the Underwriters,
(iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Preferred Securities and Subordinated Debt Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey, (v) the printing and delivery to the Underwriters of copies of the 1994 Registration Statement and the 1995 Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto,
(vi) the printing and delivery to the Underwriters of copies of any Blue Sky survey, (vii) the fee of the National Association of Securities Dealers, Inc., if any, (viii) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee in connection with the Indenture and the Subordinated Debt Securities, (ix) the fees and expenses of the Property Trustee, including the fees and disbursements of counsel for the Property Trustee in connection with the Declaration and the Certificate of Trust, (x) any fees payable in connection with the rating of the Preferred Securities and Subordinated Debt Securities, (xi) the fees and expenses incurred in connection with the listing of the Preferred Securities and, if applicable, the Subordinated Debt Securities on the New York Stock Exchange,
(xii) the cost and charges of any transfer agent or registrar and (xiii) the cost of qualifying the Preferred Securities with The Depository Trust Company.

                 If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 hereof or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Trust to comply with the terms or fulfill any of the conditions of this Agreement, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                 Section 5. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors herein contained, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

                          (a)  The 1995 Registration Statement shall be
effective as of the time of execution hereof; and at the Closing Time no stop order suspending the effectiveness of the 1994

Registration Statement or the 1995 Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and prior to the Closing Time the Offerors shall have provided evidence satisfactory to the Underwriters of such timely filing.

       (b)     At the Closing Time the Underwriters shall have received:

                                  (1)      The favorable opinion, dated as of
the Closing Time, of O'Melveny & Myers, counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                    (i)    The Company has been duly
         incorporated and is validly existing in good standing under the laws of the State of California, with corporate power to own and lease its properties, to carry on its business as described in the Prospectus, to enter into this Agreement and to issue and deliver the Subordinated Debt Securities, the Guarantees and the Undertakings as provided herein.

                                  (ii)  PriMerit Bank has been duly organized,
         is validly existing and in good standing under the laws of the United States and has been authorized by the Office of Thrift Supervision to conduct the business of a federal savings association. All the outstanding shares of capital stock of PriMerit Bank have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record directly by The Southwest Companies.

                                  (iii)    Holders of outstanding securities of
         the Company are not entitled to any statutory preemptive right or to any right under its Articles of Incorporation to subscribe to any of the Preferred Securities or Subordinated Debt Securities.

                                   (iv)    No consent, approval, authorization
         or order of any federal or California governmental authority is required on the part of the Company for the issuance and sale of the Common Securities or the offering of the Preferred Securities, the Subordinated Debt Securities, the Guarantees or the Undertakings, except (a) such as have been obtained under the 1933 Act or the 1939 Act and such as have been applied for under the 1934 Act, (b) the authorizations of the California Public Utilities Commission referred to in Section 1(y) of this Agreement which have been obtained, remain in full force and effect and are, to the knowledge of such counsel, not the subject of any pending or threatened application for rehearing or petition for modification, and (c) such as may be required by applicable state securities or Blue Sky laws.

                                    (v)    The Company is not a "holding
         company" or an "affiliate" or "subsidiary company" of a "registered holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                   (vi)    Each of the 1994 Registration
         Statement and the 1995 Registration Statement is effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the 1994 Registration Statement or the 1995 Registration Statement has been issued under the 1933 Act or threatened by the Commission.

                                  (vii)    The 1994 Registration Statement, at
         the date of filing of the Form 10-K, the 1995 Registration Statement, at the date it became effective, and the Prospectus, at the date it was filed pursuant to Rule 424(b) under the 1933 Act (or, if a Revised Prospectus, at the date it was first provided to the Underwriters for use in offering the Preferred Securities) (other than the financial statements and other financial information contained or incorporated by reference therein, as to which no opinion need be rendered), appeared on their face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations in effect as of such dates.

                                 (viii)    Each of the documents incorporated
         by reference in the 1994 Registration Statement, 1995 Registration Statement or Prospectus at the time they were filed (other than the financial statements and other financial information contained or incorporated by reference therein as to which such counsel need express no opinion), appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the 1934 Act and the 1934 Act Regulations, as in effect on their respective dates of filing.

                                   (ix)    The statements (i) in the Prospectus
         Supplement referred to in the third paragraph hereof under the captions "Risk Factors", "The Trust", "Description of the Preferred Securities" (except under the subsection "Book-Entry Only Issuance-The Depository Trust Company"), "Description of the Subordinated Debt Securities" and "Effect of Obligations Under the Subordinated Debt Securities and the Guarantee", and (ii) in the combined prospectus referred to in such paragraph under the captions "The Trust", "Particular Terms of Subordinated Debt Securities Issued in Connection with Preferred Securities", "Description of the Preferred Securities" and "Description of the Guarantee", insofar as such statements constitute matters of California and federal law applicable to the Offerors or summaries of documents, fairly present the information required to be included therein pursuant to the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations.

                                    (x)    The statements set forth in the
         Prospectus Supplement referred to in the third paragraph hereof under the caption "United States Federal Income Taxation" constitute a fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein.

                                    (xi)    All of the issued and outstanding
         Common Securities of the Trust are owned of record by the Company.

                                  (xii)    The execution, delivery and
         performance of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Agreement and the Pricing Agreement have been duly executed and delivered by the Company.

                                 (xiii)    The Declaration, the Indenture and
         Preferred Securities Guarantee Agreement have been duly qualified under the 1939 Act.

                                  (xiv)    The Guarantee Agreements have been
         duly authorized by all necessary corporate action on the part of the Company, and, upon payment for and the delivery of the Preferred Securities in accordance with this Agreement, will constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as rights to indemnity may be limited by applicable law and except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                                   (xv)    The Indenture has been duly
         authorized by all necessary corporate action on the part of the Company, and constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                                  (xvi)    The Subordinated Debt Securities are
         in the form contemplated by the Indenture. The Subordinated Debt Securities have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and the delivery of the Subordinated Debt Securities in accordance with the Agreement, will constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                                 (xvii)    The Declaration has been duly
         authorized by all necessary corporate action on the part of the Company, and constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity may be limited by applicable law and except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                                (xviii)    The Company's execution, delivery
         and performance of this Agreement, the Pricing Agreement, the Declaration, the Guarantee Agreements, the Indenture, the Subordinated Debt Securities and the Undertakings do not violate the Company's Articles of Incorporation, Bylaws or any applicable California law, ordinance, administrative or governmental rule or regulation.

                                  In connection with such counsel's
         participation in the preparation of the 1994 Registration Statement, the 1995 Registration Statement and the Prospectus (excluding the summary financial information attached to the Form 8-K dated April 17, 1995 incorporated by reference therein), such counsel need not independently verify the accuracy, completeness or fairness of the statements contained or incorporated therein, and the limitations inherent in the examination made by such counsel and the knowledge available to it are such that such counsel need not assume any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in subparagraph (ix) above); however, on the basis of such counsel's review of the 1994 Registration Statement, the 1995 Registration Statement, the Prospectus and the documents incorporated by reference therein and such counsel's participation in conferences in connection with the preparation of the 1994 Registration Statement, the 1995 Registration Statement and the Prospectus (excluding the summary financial statement attached to the Form 8-K dated April 17, 1995 incorporated by reference therein), such counsel does not believe that the 1994 Registration Statement, at the date of filing of the Form 10-K, or the 1995 Registration Statement, at the time it became effective (in each case including the documents then incorporated by reference and considered as a whole as of such dates), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel does not believe that the Prospectus, at the time the Prospectus was filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (or, if a Revised Prospectus, at the date it was first provided to the Underwriters for use in offering the Preferred Securities) and on the date of such opinion (in each case including the documents then incorporated by reference and considered as a whole as of such dates), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. However, such counsel need not express any opinion or belief as to (x) any document filed by the Company under the 1934 Act, whether before or after the date of the filing of the Form 10-K or the effective date of the 1995 Registration Statement, except to the extent that any such document is a document incorporated by reference in the 1994 Registration Statement on the date of the filing of the Form 10-K or the 1995 Registration Statement at its effective date, read together with the 1994 Registration Statement or the 1995 Registration Statement, as the case may be, and considered as a whole or is a document incorporated by reference and read together with the Prospectus at the time the Prospectus was filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and considered as a whole, (y) the financial statements and other financial or statistical data included or incorporated by reference in the 1994 Registration Statement, the 1995 Registration Statement or the Prospectus or (z) those parts of the 1994 Registration Statement or the 1995 Registration Statement that constitute statements of eligibility of the Indenture Trustee, the Guarantee Trustee or the Property Trustee under the 1939 Act.

                                  (2)  The favorable opinion, dated as of the
Closing Time, of Robert M. Johnson, Associate General Counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                          (i) Paiute and The Southwest Companies have been duly incorporated and are validly existing in good standing under the laws of the State of Nevada, with corporate power to own and lease their respective properties and with respect to Paiute to carry on its business as described in the Prospectus.

                          (ii) The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the States of Nevada and Arizona and neither the Company, Paiute nor The Southwest Companies own or lease material properties or conduct material business in any other jurisdiction which would require such qualification. All the outstanding shares of capital stock of The Southwest Companies and Paiute have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record directly by the Company free and clear of any perfected security interest, or, to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance.

                          (iii) There are no rights that entitle or will entitle any person to acquire any capital stock of the Company upon the issuance of the Preferred Securities by the Trust; there is no holder of any security of the Company or any other person who has the right contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, capital stock of the Company or the right to have any capital stock or other securities of the Company included in the 1994 Registration Statement or the 1995 Registration Statement or the right, as a result of the filing of the 1994 Registration Statement or the 1995 Registration Statement, to require the registration under the 1933 Act of any shares of capital stock or other securities of the Company.

                          (iv) There are no pending or, to the best knowledge of such counsel after due inquiry, threatened legal or governmental proceedings or, to the best knowledge of such counsel after due inquiry, any statutes or regulations required to be described in the Prospectus that are not described as required, nor any contracts or documents of a character required to be described in the 1994 Registration Statement, 1995 Registration

         Statement or Prospectus or to be filed as exhibits to the 1994 Registration Statement or the 1995 Registration Statement that are not described or filed as required.

                          (v) To the best knowledge of such counsel after due inquiry, neither the Company nor any of the Subsidiaries is in violation of or is in default in the performance of any obligation contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, which violation or default could reasonably be expected to have a Material Adverse Effect.

                          (vi) No consent, approval, authorization or order of any court or regulatory authority is required in connection with the issuance and sale of the Common Securities or the offering of the Preferred Securities, the Subordinated Debt Securities, the Guarantees or the Undertakings except (a) such as have been obtained under the 1933 Act or the 1939 Act and such as have been applied for under the 1934 Act, (b) the authorizations of the California Public Utilities Commission referred to in Section 1(y) of this Agreement which have been obtained, remain in full force and effect and are, to the knowledge of such counsel, not the subject of any pending or threatened application for rehearing or petition for modification, (c) the opinion and order, dated May 18, 1983, and the limited waiver, dated August 8, 1995, of the Arizona Corporation Commission (which order and waiver are final and not subject to appeal), and (d) such as may be required by applicable state securities or Blue Sky laws.

                          (vii) The Guarantee Agreements, the Indenture and the Declaration have been duly executed and delivered by the Company.

                          (viii) The Company's execution, delivery and performance of the Agreement, the Pricing Agreement, the Declaration, the Guarantees, the Guarantee Agreements, the Indenture, the Subordinated Debt Securities and the Undertakings do not (i) violate, breach, or result in a default under, any existing obligation of the Company under any agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties is bound that is an exhibit to the 1994 Registration Statement or the 1995 Registration Statement or to any document incorporated by reference therein or any other material agreement, indenture, lease or other instrument known to such counsel after due inquiry, (ii) breach or otherwise violate any existing obligation of the Company under any order, judgement or decree of any Arizona, California or Nevada or federal court or governmental authority binding on the Company, or
         (iii) violate any applicable Arizona or Nevada law, ordinance, administrative or governmental rule or regulation.

                          (ix) The Trust is not a party to or otherwise bound by any agreement other than those listed on Schedule A attached to such opinion; the Trust is not subject to any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust or any of its properties; and the Trust is not required to file an application as a foreign corporation in Nevada.

                 In addition, such counsel shall include in his opinion a statement substantially to the effect set forth in the last paragraph of subsection (b)(1) above.

                 In rendering their opinions as aforesaid in Sections 5(b)(1) and 5(b)(2) above, counsel may rely upon an opinion or opinions, each dated the Closing Time, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or (x) in the case of O'Melveny & Myers, the State of California and (y) in the case of Robert M. Johnson, Esq., the States of Arizona and Nevada, provided that (1) such reliance is expressly authorized by each opinion so relied upon, (2) a signed copy of each such opinion is delivered to the Underwriters which states that the Underwriters may rely thereon and is otherwise in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

                                  (3)      The favorable opinion, dated as of
the Closing Time, of Skadden, Arps, Slate, Meagher & Flom, special Delaware counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                          (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act; all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made; under the Delaware Act and the Declaration the Trust has all necessary power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Preferred Securities and the Common Securities.

                          (ii) The Declaration has been duly executed and delivered by the Trustees and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions.

                          (iii)   The Common Securities have been duly
         authorized by the Declaration and are validly issued and, except as otherwise provided in the Declaration, represent fully paid and non-assessable undivided beneficial interests in the assets of the Trust; and the issuance of the Common Securities is not subject to preemptive or other similar rights under the Delaware Act and the Declaration.

                          (iv) The Preferred Securities have been duly authorized by the Declaration and, subject to the qualifications set forth herein, when delivered to and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation

         Law of the State of Delaware; and the issuance of the Preferred Securities is not subject to preemptive or other similar rights under the Delaware Act or the Declaration. Such counsel may bring to the attention of the Underwriters that the Preferred Securities holders may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and the issuance of replacement Preferred Securities, and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

                          (v) The issuance and sale by the Trust of the Preferred Securities and Common Securities; the execution, delivery and performance by the Trust of this Agreement, the Pricing Agreement and the Guarantee Agreements; the consummation of the transactions contemplated herein and therein; and compliance by the Trust with its obligations hereunder and thereunder have been duly authorized by all necessary actions of the Trust (corporate or otherwise) and do not and will not result in any violation of the provisions of its Certificate of Trust or the Declaration or any applicable Delaware law or administrative regulation.

                          (vi) No consent, approval, authorization or order of any Delaware court or Delaware governmental authority is required in connection with the issuance and sale of the Common Securities or the offering of the Preferred Securities, the Subordinated Debt Securities or the Guarantees.

                          (vii)   The statements (i) in the Prospectus
         Supplement referred to in the third paragraph hereof under the captions "Risk Factors", "The Trust", "Description of the Preferred Securities" (except under the subsection "Book-Entry Only Issuance-The Depository Trust Company"), "Description of the Subordinated Debt Securities" and "Effect of Obligations Under the Subordinated Debt Securities and the Guarantee", and (ii) in the combined prospectus referred to in such paragraph under the captions "The Trust", "Particular Terms of Subordinated Debt Securities Issued in Connection with Preferred Securities", "Description of the Preferred Securities" and "Description of the Guarantee", insofar as they constitute matters of Delaware law, summaries of legal matters, documents or proceedings, or legal conclusions, have been reviewed by them and are correct in all material respects.

                          (viii)  The Trust is not in violation of its
         Certificate of Trust or the Declaration.

                          (ix) This Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Trust.

                          (x) Neither the Company nor the Trust is subject to registration as an "investment company" under the 1940 Act.

                          (xi) The Declaration and the Preferred Securities Guarantee Agreement have been duly executed and delivered by the Property Trustee, and constitute the legal, valid and binding obligations of the Property Trustee, enforceable against the Property Trustee in accordance with their terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions.

                                  (4)      The favorable opinions, dated as of
the Closing Time, of Seward & Kissel and internal counsel to Harris Trust and Savings Bank, as the case may be, counsel to Harris Trust and Savings Bank, as Property Trustee under the Declaration, and Guarantee Trustee under the Preferred Securities Guarantee Agreement, in form and substance satisfactory to counsel for the Underwriters, to the effect that,

                                    (i)     Harris Trust and Savings Bank is an
         Illinois banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of Illinois adding necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration and the Preferred Securities Guarantee Agreement.

                                   (ii)    The execution, delivery and
         performance by the Property Trustee of the Declaration and the Preferred Securities Guarantee Agreement have been duly authorized by all necessary corporate action on the part of the Property Trustee.

                                  (iii)    The execution, delivery and
         performance of the Declaration and the Preferred Securities Guarantee Agreement by the Property Trustee do not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Property Trustee.

                                   (iv)    No consent, approval or
         authorization of, or registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by the Property Trustee of the Declaration and the Preferred Securities Guarantee Agreement.

                                  (5)  The favorable opinion, dated as of the
Closing Time, of Winthrop, Stimson, Putnam & Roberts ("WSP&R"), counsel for the Underwriters, in form and substance satisfactory to the Underwriters with respect to the Preferred Securities, the Indenture, the Preferred Securities Guarantee Agreement, this Agreement, the Pricing Agreement, the 1994 Registration Statement, the 1995 Registration Statement, the Prospectus and other related matters as the Underwriters may require.

                 In giving its opinion, WSP&R may rely (i) as to certain matters of California law upon the opinion of O'Melveny & Myers, counsel for the Offerors, which shall be delivered in accordance of Section 5(b)(1) hereof,
(ii) as to certain matters of Arizona and Nevada law upon the opinion of Robert
M. Johnson, Associate General Counsel for the Company, which shall be delivered in accordance with Section 5(b)(2) hereof and (iii) as to certain matters of Delaware law upon the opinion of Skadden, Arps, Slate, Meagher & Flom, special Delaware counsel for the Offerors, which shall be delivered in accordance with
Section 5(b)(3) hereof.

                          (c)     Since the respective dates as of which
information is given in the 1994 Registration Statement, the 1995 Registration Statement and the Prospectus, (i) there shall not have occurred a material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, properties, management, net worth or results of operations of the Trust or the Company and the Subsidiaries taken as a whole whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Prospectus and (ii) neither the Trust, the Company nor any of the Subsidiaries shall have sustained any loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the 1994 Registration Statement, the 1995 Registration Statement or the Prospectus and which is material to the Trust or the Company and the Subsidiaries taken as a whole, if in the judgment of the Underwriters any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Preferred Securities by the Underwriters at the initial public offering price.

                          (d)     The representations and warranties of the
Company and the Trust contained in this Agreement shall be true and correct at and as of the Closing Time as if made on and as of the Closing Time, and the Underwriters shall have received a certificate, dated as of the Closing Time and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to the Underwriters), and a certificate of the Trustees of the Trust, dated as of the Closing Time, each to the effect set forth in this Section 5(d) and in Sections 5(a), 5(e) and 5(f) hereof.

                          (e)     The Company and the Trust shall have
performed or complied with their respective agreements and satisfied all conditions which are required to be performed or complied with by them hereunder at or prior to the Closing Time.

                          (f)     Since the respective dates as of which
information is given in the 1994 Registration Statement, the 1995 Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Trust or the Company or any of the Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.

                          (g)     The Underwriters shall have received a letter
addressed to the Underwriters and dated the date hereof from Arthur Andersen LLP, independent certified public accountants, substantially in the form heretofore approved by the Underwriters, confirming that they are independent accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations, that the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles and with respect to the financial and other statistical and numerical information contained in the 1994 Registration Statement, the 1995 Registration Statement and the Prospectus and in the documents incorporated by reference therein. At the Closing Time, Arthur Andersen LLP shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from Arthur Andersen LLP delivered on the date hereof, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Time which would require any change in their letter delivered on the date hereof if it were required to be dated and delivered at the Closing Time.

                          (h)     At the Closing Time and each Date of
Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors in connection with the issuance and sale of the Preferred Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                          (i)     At the Closing Time, the Preferred Securities
shall be rated at least BB+ or better by Standard & Poor's Ratings Group ("S&P") and ba1 or better by Moody's Investors Service, Inc. ("Moody's") and the Trust shall have delivered to the Underwriters a letter, dated the Closing Time, from S&P and Moody's, respectively, or other evidence satisfactory to the Underwriters, confirming that the Preferred Securities have such ratings; and there shall not have occurred any decrease in the ratings of any of the debt securities of the Company by S&P or Moody's and S&P or Moody's shall not have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company.

                          (j)     At the Closing Time, the Preferred Securities
shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

                          (k)     The Underwriters shall have received a
reliance letter from O'Melveny & Myers, dated as of the Closing Time, to the effect that the Underwriters may rely on the opinion of such counsel addressed to the Company with respect to the Trust qualifying as a grantor trust for United States federal income tax purposes as if such opinion was addressed to the Underwriters.

                          (l)     The Underwriters shall have received a
certificate of the Trustees of the Trust, dated as of the Closing Time, to the effect that (i) the Trust is not a party to or otherwise bound by any agreement other than those attached to such certificate and (ii) the Trust is not subject to any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust or any of its properties.

                 Any certificate or document signed by any officer of the Company or any Trustee of the Trust and delivered to the Underwriters shall be deemed a representation and warranty by the Company or the Trust, as the case may be, to each Underwriter as to the statements made therein.

                 If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Offerors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.


                 Section 6.  Indemnification.

                 (a) The Offerors will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus relating to the Preferred Securities, the 1994 Registration Statement, the 1995 Registration Statement or the Prospectus or any amendment or supplement to the 1994 Registration Statement, the 1995 Registration Statement or the Prospectus or in any documents filed under the 1934 Act and incorporated by reference into the Prospectus (when read together with the Prospectus), or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Offerors will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Preferred Securities in the public offering to any person by such Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Underwriter furnished in writing to the Offerors by such Underwriter expressly for inclusion in the 1994 Registration Statement, the 1995 Registration Statement, any preliminary prospectus relating to the Preferred Securities or the Prospectus, and provided further that the Offerors will not be liable to any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, liability, expense or damage purchased the Preferred Securities which are the subject thereof if such person did not receive from such Underwriter a copy of the Prospectus (or the Prospectus as amended or supplemented, excluding documents incorporated by reference therein), if the Offerors shall have previously furnished copies thereof to such Underwriter, at or prior to the confirmation of the sale of such Preferred Securities to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in the preliminary prospectus (or the Prospectus) was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability that the Offerors might otherwise have.

                 (b) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever, which may become due from the Trust under Section 6(a) hereof.

                 (c) Each Underwriter will indemnify and hold harmless the Offerors, each person, if any, who controls the Offerors within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, each of their directors or trustees and each of their officers who signed the 1994 Registration Statement or the 1995 Registration Statement to the same extent as the foregoing indemnity from the Offerors to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Underwriter furnished in writing to the Offerors by such Underwriter expressly for use in the 1994 Registration Statement, the 1995 Registration Statement, any preliminary prospectus relating to the Preferred Securities or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

                 (d) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of or substantial prejudice to substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm at any one time (plus local counsel) for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

                 (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity has or could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                 Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Offerors or the Underwriters, the Offerors and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Offerors from persons other than the Underwriters, such as persons who control the Offerors within the meaning of the 1933 Act, officers of the Offerors who signed the 1994 Registration Statement or the 1995 Registration Statement and directors or trustees of the Offerors, who also may be liable for contribution) to which the Offerors and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other. The relative benefits received by the Offerors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Offerors bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Offerors, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Offerors or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Offerors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 7 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purpose of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7, any person who controls a party to this Agreement within the meaning of the 1933 Act will have the same rights to contribution as that party, and each officer of the Offerors who signed the 1994 Registration Statement or the 1995 Registration Statement will have the same rights to contribution as the Offerors, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7, will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld). The Company shall be jointly and severally liable for all contributions which the Trust may be required to make hereunder.

                 Section 8. Representations, Warranties and Agreements to Survive. The indemnity agreements contained in Section 6 hereof and contribution agreements contained in Section 7 hereof and all representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers or trustees of the Offerors submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Offerors and shall survive delivery of the Preferred Securities to the Underwriters. In addition, such indemnity and contribution agreements contained in Sections 6 and 7 shall survive any termination of this Agreement.

                 Section 9. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, without liability on the part of any Underwriter to the Offerors by notice to the Offerors, if prior to the Closing Time or each Date of Delivery, if any, as the case may be, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, the New York Stock Exchange or the Pacific Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange, the Pacific Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium in New York, Nevada, Arizona or California shall have been declared by either federal or state authorities,
(iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Underwriters, impracticable or inadvisable to market the Preferred Securities on the terms and in the manner contemplated by the Prospectus or to enforce contracts for the resale of the Preferred Securities by the Underwriters, or (v) there shall have occurred any decrease in the ratings of any of the debt securities of the Company or of the Preferred Securities by S&P or Moody's or S&P or Moody's shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company or of the Preferred Securities. Notice of such termination may be given to the Offerors by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

                 Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Preferred Securities that it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the non-defaulting Underwriters shall have the right, within 48 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriters shall not have completed such arrangements within such 48-hour period, then:

                          (a) if the number of Defaulted Securities does not exceed 10% of the number of Preferred Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                          (b) if the number of Defaulted Securities exceeds 10% of the number of Preferred Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                 In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Underwriters or the Offerors shall have the right to postpone the Closing Time for a period not exceeding ten days in order to effect any required changes in the 1994 Registration Statement, the 1995 Registration Statement or the Prospectus or in any other documents or arrangements. No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

                 Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201, attention of the general counsel; notices to the Offerors shall be directed to them at 5241 Spring Mountain Road, Las Vegas, Nevada 98510, attention of the chief financial officer.

                 Section 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Offerors and their respective successors and the controlling persons and officers, directors and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Offerors and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                 Section 13. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to New York City time.

                 Section 14. Counterparts. This Agreement may be simultaneously executed in counterparts, each of which when so executed shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust and the Company in accordance with its terms.

                                                   Very truly yours,

                                                   SOUTHWEST GAS CORPORATION


                                                   By: /s/ THOMAS J. TRIMBLE
                                                       ------------------------
                                                       Title:


                                                   SOUTHWEST GAS CAPITAL I


                                                   By: /s/ GEORGE C. BIEHL
                                                       ------------------------
                                                       Title:  Trustee


                                                   By: /s/ JEFFREY W. SHAW
                                                       ------------------------
                                                       Title:  Trustee

CONFIRMED AND ACCEPTED,
as of the date first above written:
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DEAN WITTER REYNOLDS INC.
PAINEWEBBER INCORPORATED
SMITH BARNEY INC.


By:  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By  /s/  RUSSELL ROBERTSON
   ----------------------------
       Authorized Signatory

                                                                      SCHEDULE A

                                                                                      Number of
                                                                                 Preferred Securities
             Underwriter                                                            to be Purchased
             -----------                                                         -------------------
 Merrill Lynch, Pierce, Fenner & Smith
   Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            600,000

 Dean Witter Reynolds Inc. . . . . . . . . . . . . . . . . . . . . . . . . .            600,000

 PaineWebber Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . .            600,000

 Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            600,000

 Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          ---------
                                                                                      2,400,000

                                                                       EXHIBIT A

                         2,400,000 Preferred Securities

                            SOUTHWEST GAS CAPITAL I
                          (A DELAWARE BUSINESS TRUST)

             ____% TRUST ORIGINATED PREFERRED SECURITIES ("TOPRS")
                    (LIQUIDATION AMOUNT OF $25 PER SECURITY)


                               PRICING AGREEMENT



                                                            ___________ __, 1995


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DEAN WITTER REYNOLDS INC.
PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
c/o      MERRILL LYNCH & CO.
         MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
         Merrill Lynch World Headquarters
         North Tower
         World Financial Center
         New York, New York 10281

Ladies and Gentlemen:

                 Reference is made to the Underwriting Agreement, dated ______ __, 1995 (the "Underwriting Agreement"), relating to the several purchases by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dean Witter Reynolds Inc., PaineWebber Incorporated and Smith Barney Inc. of the above ____% Trust Originated Preferred Securities (the "Preferred Securities"), of SOUTHWEST GAS CAPITAL I, a Delaware business trust (the "Trust")

                 Pursuant to Section 2 of the Underwriting Agreement, the Trust and Southwest Gas Corporation (the "Company"), a California corporation, agree with each Underwriter as follows:

                          1. The annual distribution rate, determined as provided in said Section 2, shall be ___% of the liquidation amount of $25 per Preferred Security.

                          2. The compensation per Preferred Security to be paid by the Company to the several Underwriters in respect of their commitments hereunder shall be $_____; provided, however, that the compensation per Preferred Security for sales of 10,000 or more Preferred Securities to a single purchaser shall be $_____.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust and the Company in accordance with its terms.

                                                   Very truly yours,

                                                   SOUTHWEST GAS CORPORATION


                                                   By: _______________________
                                                       Title:


                                                   SOUTHWEST GAS CAPITAL I


                                                   By: _______________________
                                                       Title:  Trustee



                                                   By: _______________________
                                                       Title:  Trustee

CONFIRMED AND ACCEPTED,
as of the date first above written:
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DEAN WITTER REYNOLDS INC.
PAINEWEBBER INCORPORATED
SMITH BARNEY INC.


By:  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By _____________________________
         Authorized Signatory